770 Transactions effected pursuant to Rule 10f-3

Liberty All-Star Growth Fund, Inc. (Fund)
On January 30, 2006, the Fund purchased 2,300 par value of common stock of H&E Equipment Services (Securities) for a total purchase price of $41,400 from Credit Suisse First Boston Corp. pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: SG Cowen Securities; TCW Brokerage; Fimat USA, Inc.



On May 17, 2006, the Fund purchased 7,700 par value of common stock of GFI Group, Inc. (Securities) for a total purchase price of $436,282 from Merrill Lynch & Co. pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: SG Cowen Securities; TCW Brokerage; Fimat USA, Inc.